Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates
Series 2005-C20 (the "Trust")

I, Charles L. Culbreth, a Managing Director of Wachovia Commercial Mortgage Securities, Inc., the depositor into the above-referenced Trust, certify that:

          (a)    I have reviewed this annual report on Form 10-K, and all reports on Form S-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

          (b)    Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

              (c)    Based on my knowledge, the servicing information required to be provided to the trustee by the master servicer and the special servicer under the pooling and servicing agreement for inclusion in these reports is included in these reports;

              (d)    Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the master servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement; and

              (e)    This annual report discloses all significant deficiencies relating to the master servicer's or special servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement, that is included in this annual report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: CWCapital Asset Management LLC and LaSalle Bank National Association.

Date: March 29, 2006

/s/ Charles L. Culbreth
Charles L. Culbreth
Managing Director
Wachovia Commercial Mortgage Securities, Inc.